Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

Paycom Payroll Holdings, LLC, as Holdco,

Paycom Payroll, LLC, as the Company,

and

Paycom Payroll Merger Sub, LLC, as Merger Sub

Dated as of April 3, 2012

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 3rd day of April, 2012, by and among (i) Paycom Payroll, LLC, a Delaware limited liability company (the “Company”), (ii) Paycom Payroll Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdco”), and (iii) Paycom Payroll Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdco (“Merger Sub”).

RECITALS

WHEREAS, the Company desires to facilitate the making of a distribution to its Securityholders (the “Distribution”) and in connection therewith, the Company formed Holdco as its direct wholly owned subsidiary and Merger Sub as Holdco’s direct wholly owned subsidiary;

WHEREAS, the Board of Directors of the Company (a) has determined that it is in the best interest of the Company, Merger Sub and the Securityholders for Merger Sub to merge with and into the Company, (b) approved and declared advisable the Merger (as defined below) upon the terms set forth herein and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), and (c) adopted this Agreement and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, pursuant to the Company LLC Agreement and the DLLCA, the holders of a majority of the Common Units and Preferred A Units, voting together as a single class, have approved this Agreement and the consummation of the transactions contemplated hereby;

WHEREAS, in furtherance thereof, upon the terms of this Agreement, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the DLLCA, with the Company surviving the Merger; and

WHEREAS, as a result of the Merger, (i) the Units of the Company held by each Securityholder will be converted into, and Holdco will issue to such Securityholder, units of Holdco that are identical to the Units of the Company held by such Securityholder, (ii) the Company’s ownership in Holdco will be cancelled and (iii) Holdco will become the holding company and the sole member of the Surviving Company (as defined below) and will make the Distribution.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

MERGER; CLOSING

1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the LLCA, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the “Surviving Company”), the Company’s ownership interest in Holdco will be cancelled and the Company will become a wholly owned subsidiary of Holdco.

1.2 Effective Time; Closing. Upon the terms and subject to the conditions hereof, the closing of the Merger and other transactions as provided herein (the “Closing”) will take place upon the execution and delivery of this Agreement on the date hereof, or such other time and place as the parties hereto may mutually agree (the “Closing Date”). As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DLLCA, with the Delaware Secretary of State and make all other filings or recordings required by the DLLCA in connection with the Merger. The Merger shall become effective at such time as such Certificate of Merger is duly filed with the Delaware Secretary of State (the “Effective Time”).

1.3 Effects of the Merger; Subsequent Actions.

(a) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DLLCA. All the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

(b) If, at or after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub acquired or to be acquired by the Surviving Company as a result of or in connection with the Merger, or otherwise to carry out the transactions contemplated by this Agreement, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, as the case may be, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such companies or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Company or otherwise to carry out this Agreement.

1.4 Directors. The directors of the Surviving Company shall initially be the directors of the Company as of immediately prior to the Closing, each to hold office in accordance with the certificates of formation and limited liability company agreement of the Surviving Company and until his or her successor is duly elected and qualified.

1.5 Officers. The officers of the Surviving Company shall initially be the officers of the Company as of immediately prior to the Closing, each to hold office in accordance with the certificates of formation and limited liability company agreement of the Surviving Company and until his or her successor is duly appointed and qualified.

1.6 Conversion of Equity. At the Effective Time, by virtue of the Merger and without any action on the part of Holdco, Merger Sub, the Company or the Securityholders:

(a) Conversion of Company Units. Each Common Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for one fully paid and non-assessable Holdco Common Unit. Each fraction of a Common Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for an identical fraction of one fully paid and non-assessable Holdco Common Unit. Upon the Merger, all of the Common Units (and all fractions of Common Units) shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the applicable number (or fractional number) of Holdco Common Units.

(b) Conversion of Preferred A Units. Each Preferred A Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for one fully paid and non-assessable Holdco Preferred A Unit. Each fraction of a Preferred A Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for an identical fraction of one fully paid and non-assessable Holdco Preferred A Unit. Upon the Merger, all of the Preferred A Units (and all fractions of Preferred A Units) shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the applicable number (or fractional number) of Holdco Preferred A Units.

(c) Conversion of Preferred B Units. Each Preferred B Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for one fully paid and non-assessable Holdco Preferred B Unit. Each fraction of a Preferred B Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for an identical fraction of one fully paid and non-assessable Holdco Preferred B Unit. Upon the Merger, all of the Preferred B Units (and all fractions of Preferred B Units) shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the applicable number (or fractional number) of Holdco Preferred B Units.

(d) Conversion of Incentive Units. Each Incentive Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for one fully paid and non-assessable Holdco Incentive Unit and each fraction of an Incentive Unit issued and outstanding immediately prior to the Effective Time shall be converted into and become exchangeable for an identical fraction of one fully paid and non-assessable Holdco Incentive Unit; provided, that, in each case, such Holdco Incentive Units, or fractions thereof, shall be subject to the same terms and conditions set forth in the applicable grant agreement pursuant to which the Incentive Units, or such fractional Incentive Units, were originally issued. Upon the Merger, all Incentive Units (and all fractions of Incentive Units) shall automatically be exchanged and retired and shall cease to exist, and shall thereafter represent only the right to receive the applicable number (or fractional number) of Holdco Incentive Units.

(e) Cancellation of Certain Units.

(i) Each Common Unit, Class A Preferred Unit, Class B Preferred Unit and Incentive Unit (and any fractions thereof) authorized but not issued immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be owed with respect thereto.

(ii) Upon the Merger, all units of Holdco held by the Company shall automatically be cancelled and extinguished without any conversion thereof and no payment shall be owed with respect thereto.

(f) Units of Merger Sub. Each unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into and exchanged for one (1) fully paid and non-assessable Common Unit of the Surviving Company.

(g) Joinder to Holdco LLC Agreement. Each Securityholder who receives Holdco Units pursuant to this Section 1.6 shall immediately be made party to the Holdco LLC Agreement as a member and shall be bound by, and subject to, all of the representations, covenants, terms and conditions of the Holdco LLC Agreement, and shall cease to be a party to the Company LLC Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and warranties of the Company:

The Company hereby represents and warrants to Holdco and Merger Sub as follows:

(a) Due Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the DLLCA. The Company has full power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Authorization; No Conflict.

(i) The Company has full legal right and all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not, with or without notice, lapse of time, or both: (a) conflict with or result in a breach or violation of the Company LLC Agreement or any resolution of the board of directors, securityholders, managers or members of the Company; (b) require, on the part of the Company, any filing with, or permit, authorization, consent or approval of, any Governmental Authority; or (c) violate any law to which the Company, or any of their respective properties, rights or assets are subject or bound.

2.2 Representations and warranties of Holdco and Merger Sub:

Each of Holdco and Merger Sub represents and warrants to the Company as follows:

(a) Due Organization. Each of Holdco and Merger Sub is a limited liability company duly organized, and validly existing under the DLLCA. Each of Holdco and Merger Sub has all requisite corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Authorization; No Conflict.

(i) Each of Holdco and Merger Sub has full legal right and all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery by Holdco and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Holdco or Merger Sub (as applicable). This Agreement has been duly and validly executed and delivered by Holdco and Merger Sub and constitutes a valid and binding obligation of Holdco and Merger Sub (as applicable), enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii) The execution, delivery and performance of this Agreement by Holdco and Merger Sub, and the consummation of the transactions contemplated hereby, will not, with or without notice, lapse of time, or both: (a) conflict with or result in a breach or violation of such party’s limited liability company agreement or any resolution of the board of directors, securityholders, managers or members of Holdco or Merger Sub (as applicable); (b) require, on the part of Holdco or Merger Sub, any filing with, or permit, authorization, consent or approval of, any Governmental Authority; or (c) violate any law to which Holdco or Merger Sub, or any of their respective properties, rights or assets are subject or bound.

ARTICLE III

DEFINITIONS

3.1 Specific Definitions.

“Common Units” means the “Common Units” as such term is defined in the Company LLC Agreement.

“Company LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as April 1, 2009, as amended, restated or otherwise modified from time to time.

“Governmental Authority” means any federal, state, local or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court, tribunal or instrumentality, or any applicable self-regulatory organization.

“Holdco Common Units” means the “Common Units” as such term is defined in the Holdco LLC Agreement.

“Holdco Incentive Units” means the “Incentive Units” as such term is defined in the Holdco LLC Agreement.

“Holdco LLC Agreement” means the Limited Liability Company Agreement of Holdco, dated as of the date hereof, as amended, restated or otherwise modified from time to time.

“Holdco Preferred A Units” means the “Preferred A Units” as such term is defined in the Holdco LLC Agreement.

“Holdco Preferred B Units” means the “Preferred B Units” as such term is defined in the Holdco LLC Agreement.

“Holdco Units” means each of the Holdco Common Units, Holdco Preferred A Units, Holdco Preferred B Units and Holdco Incentive Units.

“Incentive Units” means the “Incentive Units” as defined in the Company LLC Agreement.

“Preferred A Units” means the “Preferred A Units” as such term is defined in the Company LLC Agreement.

“Preferred B Units” means the “Preferred B Units” as such term is defined in the Company LLC Agreement.

“Securityholders” means, collectively, the holders of Common Units, Preferred A Units, Preferred B Units and Incentive Units.

ARTICLE IV

GENERAL

4.1 Entire Agreement; Amendment. This Agreement, including the exhibits hereto and the other documents referred to herein contain the entire understanding of the parties hereto, with respect to the subject matter contained herein and therein. This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the parties with respect to such subject matter. This Agreement may be amended only by a written instrument executed by all of the parties hereto.

4.2 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or enforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

4.3 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile and electronic transmissions), each of which shall constitute an original, and all of which taken together shall constitute one instrument.

4.4 Governing Law; Waiver of Jury Trial

(a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware, without giving effect to any conflict of law provisions thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.5 Assignment. The provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties’ prior written consent.

4.6 No Third-Party Beneficiaries Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the day and year first written above.

HOLDCO:	PAYCOM PAYROLL HOLDINGS, LLC

	By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	Chief Executive Officer and President

THE COMPANY:	PAYCOM PAYROLL, LLC

	By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	President

MERGER SUB:	PAYCOM PAYROLL MERGER SUB, LLC

By: Paycom Payroll Holdings, LLC Its: Member

	By:	/s/ Chad Richison
	Name:	Chad Richison
	Title:	Chief Executive Officer and President

SCHEDULE OF OMITTED EXHIBITS AND SCHEDULES

The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the

Commission upon request.

Exhibit A- Certificate of Merger